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                                   Exhibit 11



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                          REGISTRATION RIGHTS AGREEMENT

         This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of
December   , 1996, is by and among ASDALE LIMITED (the "Holder"), and CROWN
NORTHCORP, INC., a Delaware corporation (the "Company").

                                   WITNESSETH:

         WHEREAS, the Holder desires to purchase from the Company certain unregistered shares of the Common Stock on the date hereof; and

         WHEREAS, the Company desires to encourage the Holder to purchase such shares of the Common Stock by granting to the Holder certain registration rights relating to such shares;

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. DEFINED TERMS. The following terms shall have the following meanings:

         "CERTIFICATE OF INCORPORATION" means the Certificate of Incorporation of the Company, as amended and as in effect on the date hereof.

         "COMMON STOCK" means the Common Stock, par value $.01 per share, of the Company.

         "COMMISSION" means the Securities and Exchange Commission or any similar federal agency then having jurisdiction to enforce the Securities Act and other federal securities laws.

         "NASD" means the National Association of Securities Dealers, Inc. or any successor corporation thereto.

         "PERSON" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or any agency or political subdivision thereof), or other entity of any kind.

         "REGISTRABLE SECURITIES," collectively, means (i) the Shares, (ii) any shares of Common Stock hereafter distributed to the holders of the Registrable Securities by the Company as a stock dividend or otherwise thereon, and (iii) any equity securities of the Company convertible into, or exercisable or exchangeable for, any of the shares of Common Stock identified in the foregoing clauses (i) through (ii); provided, however, that any such securities shall cease to be Registrable Securities when (i) such securities shall have been registered under the Securities
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Act, the Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act, and such securities shall have been disposed of pursuant to such effective registration statement, (ii) such securities shall have been otherwise transferred, if new certificates or other evidences of ownership for them not bearing a legend restricting further transfer and not subject to any stop transfer order or other restrictions on transfer shall have been delivered by the Company and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or any state securities law then in force, or (iii) such securities shall cease to be outstanding.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

         "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rule and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

         "SHARES" means the shares of Common Stock purchased by the Holder from the Company on the date hereof.

         "STOCK" means all share, options, warrants, general or limited partnership interests, participations, or other equivalents (regardless of how designated) of or in a corporation, partnership, or equivalent entity, whether voting or nonvoting, including, without limitation, common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Commission under the Securities Exchange Act.

         "SUBSIDIARY," with respect to any Person, means (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at such time Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly, or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, and (b) any partnership in which such Person and (b) any partnership in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or shall have any interest in a general partner of any such partnership.

         "VOTING STOCK" means capital stock of any class or classes of the Company, including, without limitation, the Common Stock, the holders of which are entitled to participate generally in the election of the members of the Company's board of directors and any securities of the Company convertible into, or exercisable or exchangeable for, any such capital stock of the Company; provided, however, that "Voting Stock" shall not include any

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such capital stock or securities of the Company to the extent that (i) such capital stock or securities shall have been registered under the Securities Act, if the registration statement with respect to the sale of such capital stock or securities shall have become effective under the Securities Act and such capital stock or securities shall have been disposed of pursuant to such effective registration statement, (ii) such capital stock or securities shall have been distributed pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, (iii) such capital stock and securities shall have been otherwise transferred, new certificates or other evidence of ownership for them not bearing any legend restricting further transfer and not subject to any stop transfer order or other restrictions on transfer shall been delivered by the Company and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or any securities laws then in force, or (iv) such capital stock or securities shall have ceased to be outstanding.

         SECTION 2. REGISTRATION RIGHTS.

         (a) INCIDENTAL REGISTRATION. If the Company at any time proposes to file on its behalf and/or on behalf of any of its security holders (the "registering security holders") a Registration Statement under the Securities Act on any form (other than a Registration Statement on Form S-4 or S-8 or any related small business form or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of the Company pursuant to any employee benefit plan, respectively) for the general registration of securities to be sold for cash with respect to its Common Stock or any other class of equity security of the Company, it will give written notice to all holders of Registrable Securities at least 45 days before the initial filing with the Commission of such Registration Statement, which notice shall set forth the intended method of disposition of the securities proposed to be registered by the Company. The notice shall offer to include in such filing the aggregate number of shares of Registrable Securities as such holder may request.

         Each holder of any Registrable Securities desiring to have Registrable Securities registered under this Section 2(a) shall advise the Company in writing within 10 days after the date of such receipt of such offer from the Company, setting forth the amount of such Registrable Securities for which registration is requested. The Company shall thereupon include in such filing the number of shares of Registrable Securities for which registration is so requested, subject to the next sentence, and shall use its reasonable commercial efforts to effect registration under the Securities Act of such shares. If the managing underwriter of a proposed public offering shall advise the Company in writing that, in its opinion, the distribution of the Registrable Securities requested to be included in the registration concurrently with the securities being registered by the Company or such registering security holder would materially and adversely affect the distribution of such securities by the Company or such registering security holder, then all selling security holders (other than the Company) shall reduce the amount of securities each intended to distribute through such offering on a pro rata basis (such event is hereinafter referred to as a "Reduction Event").


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         Notwithstanding any provision of this Agreement to the contrary, the
Holder shall include shares of Registrable Securities in any registration of Stock hereunder on a maximum of two occasions.

         (b) REGISTRATION PROCEDURES. If the Company is required by the provisions of Section 2(a) to use its reasonable commercial efforts to effect the registration of any of its securities under the Securities Act, the Company will, as expeditiously as possible:

                  (i) prepare and file with the Commission a Registration Statement with respect to such securities and use its best efforts to cause such Registration Statement to become and remain effective for a period of time required for the disposition of such securities by the holders thereof, but not to exceed 180 days;

                  (ii) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of any securities covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in a public offering or the expiration of 180 days;

                  (iii) furnish to such selling security holders such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such selling security holders may reasonably request;

                  (iv) use its reasonable commercial efforts to register or qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as each holder of such securities shall request (provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service of process), and do such other reasonable acts and things as may be required of it to enable such holder to consummate the disposition in such jurisdiction of the Securities covered by such Registration Statement;

                  (v) enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities; and

                  (vi) otherwise use its reasonable commercial efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but not less than 18 months after the effective date of the Registration Statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such Registration Statement,

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which earnings statements shall satisfy the provisions of Section 11(a) of the
Securities Act.

         It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Section 2 in respect of the securities which are to be registered at the request of any holder of Registrable Securities that such holder shall furnish to the Company such information regarding the securities held by such holder and the intended method of disposition thereof as the Company shall reasonably request and as shall be required under the Securities Act in connection with the action taken by the Company and that such holder shall execute such agreements, instruments, and other documents in connection with such registration (including, without limitation, an escrow agreement relating to such securities) as the Company may reasonably request.

         SECTION 3. REGISTRATION EXPENSES. All expenses incurred in complying with Section 2 of this Agreement, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), printing expenses, fees and disbursements of counsel for the Company, expense of any special audits incident to or required by such registration, time charges of Company personnel, and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to Section 2(b), shall be paid by the Company, except that

         (a) all such expenses in connection with any amendment or supplement to the Registration Statement or prospectus filed more than 120 days after the effective date of such Registration Statement because any holder of Registrable Securities has not effected the disposition of the securities requested to be registered shall be paid by such holder;

         (b) the Company shall not be liable for any fees, discounts, or commissions to any underwriter in respect of the securities sold by such holder of Registrable Securities; and

         (c) the Company shall not be liable for any fees or expenses of counsel to selling security holders.

         SECTION 4. INDEMNIFICATION AND CONTRIBUTION. (a) In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless the holder of such Registrable Securities, such holder's partners, their respective directors and officers, and each other Person (including each underwriter) who participated in the offering of such Registrable Securities and each other Person, if any, who controls such holder or such participating person within the meaning of the Securities Act, against any losses, claims, damages, or liabilities, joint or several, to which such holder or any such director or officer or participating person or controlling person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such securities were registered under the

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Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such holder or such director, officer, or participating person or controlling person for any legal or any other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, or liability; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any alleged untrue statement or alleged omission made (x) in such Registration Statement, preliminary prospectus, prospectus, or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such holder or underwriter specifically for use therein, or (y) in such Registration Statement, preliminary prospectus, or amendment or supplement but corrected in such final prospectus if such final prospectus was not delivered to the Person alleging such loss, claim, damage, or liability. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or such director, officer, or participating person or controlling Person, and shall survive the transfer of such securities by such holder.

         (b) Each holder of any Registrable Securities, by acceptance thereof, agrees to indemnify and hold harmless the Company, its directors and officers, and each other Person, if any, who controls the Company within the meaning of the Securities Act against any losses, claims, damages, or liabilities, joint or several, to which the Company or any such director or officer or any such Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon information in writing provided to the Company by such holder of such Registrable Securities specifically for use in the following documents and contained, on the effective date thereof, in any Registration Statement under which securities were registered under the Securities Act at the request of such holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto.

         (c) If the indemnification provided for in this Section 4 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities, or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, as well as the parties' relative intent, knowledge, access to information and opportunity to correct or

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prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities, and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not also guilty of such fraudulent misrepresentation.

         SECTION 5. CERTAIN LIMITATIONS ON REGISTRATION RIGHTS. Notwithstanding the other provisions of this Agreement, the Company shall not be obligated to register the Registerable Securities of any holder if, in the opinion of Powell, Goldstein, Frazer & Murphy or such other counsel to the Company reasonably satisfactory to the holder and its counsel (or, if the holder has engaged an investment banking firm, to such investment banking firm and its counsel), the sale or other disposition of such holder's Registrable Securities, in the manner proposed by such holder (or by such investment banking firm), may be effected without registering such Registrable Securities under the Securities Act.

         SECTION 6. MISCELLANEOUS

         (a) AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified, or supplemented, and waivers or consents to departure from the provisions thereof may not be given, without the prior written consent of the parties hereto.

         (b) NOTICES. Any notice, demand, request, consent, approval, declaration, or other communication hereunder to be made pursuant to the provisions of this Agreement, shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         (i)      If to the Holder:

                  Asdale Limited

                  ----------------------------------
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         (ii)     If to the Company:

                  Crown NorthCorp, Inc.
                  1251 Dublin Road
                  Columbus, Ohio  43215
                  Attn:    Stephen W. Brown
                           Secretary

         (iv) If to any holder of Registrable Securities other than the Holder, at its last known address appearing on the books of the Company maintained for such purpose, or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery, or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or three (3) business days after the same shall have been deposited in the United States mail.

         (c) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto. This Agreement may be assigned by the Company to any successor to the Company without the consent of the Holder. This Agreement may not otherwise be assigned by the Company without the prior written consent of the Holder, which consent shall not be unreasonably delayed or withheld. This Agreement may not be assigned by the Holder without the prior written consent of the Company, which consent may be granted or withheld in the Company's sole discretion.

         (d) HEADINGS. The headings in this Agreement are for convenience of reference only, and shall not limit or otherwise affect the meaning thereof.

         (e) GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware, without regard to the provisions thereof relating to conflict of laws.

         (f) SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         (g) ENTIRE AGREEMENT. This Agreement represents the complete agreement and understanding of the parties in respect of the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                          ASDALE LIMITED



                                          By:________/s/__________________
                                          Name: Martin C.B. Mellish
                                          Title:   Attorney-in-fact

                                          CROWN NORTHCORP, INC.



                                          By:_________/s/_________________
                                          Name: Stephen W. Brown
                                          Title:   Secretary


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